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YARC Systems Corp.,
900 Calle Plano,Units J/K,
Camarillo,  CA 93012

YARC suspends operations

Camarillo, California, December 12, 2000: YARC Systems Corporation (OTC: YARC) today announced that a continuing cash shortfall has forced it to suspend operations.

Management will continue to seek a strategic partner or buyer.

During fiscal 2000, the Corporation has been executing on a business plan that would lead to its achieving critical mass in the Internet-enabled CTP marketplace. But, as disclosed in the 10KSB40/A filed with the S.E.C. on May 15, 2000, YARC has been unable to find a bank that will lend against the Standby Letter of Credit, and management has subsequently sought to locate alternative sources of financing, either from debt or equity lenders.

However the tight credit availability of the last several weeks has made continued operations impractical.

The Board of Directors therefore decided to suspend operations, effective immediately, and focus on the search for a strategic partner or a buyer.

The Form 10KSB40/A filed on 15 May 2000 is available from the S.E.C.'s Edgar system at the Internet URL:
http://www.sec.gov/Archives/edgar/data/843650/0000843650-00-000001.txt

Contacts:
Dr Trevor G Marshall, Chairman and CEO, (800)275-9272,  tm@yarc.com